TRANSPORTATION ACCOUNTS FINANCING AND SECURITY AGREEMENT


     This Transportation Accounts Financing and Security Agreement dated as of April 25, 2001 is by and between Associates TransCapital Services, a division of Associates Commercial Corporation ("CitiCapital"), a Delaware corporation having a place of business at 300 East Carpenter Freeway, Irving, Texas 75062 and Dick Simon Trucking, Inc. ("Borrower"), a Utah corporation having its chief executive office at 5175 West 2100 South, West Valley City, Utah 84120.

                             ARTICLE I - Definitions

1.01 As used in this Agreement, the words and phrases defined in this
Article I shall have the meanings so ascribed to them.

1.02 "Account" shall mean and refer to all of Borrower's accounts, contract rights, instruments, documents, chattel paper, notes, drafts and other forms of obligations owing to Borrower, however created.

1.03 "Advance" shall mean an advance by CitiCapital to or on behalf of Borrower and shall include any amounts payable to CitiCapital and charged to Borrower's Receivable Loan Balance.

1.04 "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person and each officer, director, general partner or joint-venturer of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

1.05 "Agreement" shall mean and refer to this Accounts Financing and Security Agreement and any supplement or amendment thereto.

1.06 "Applicable Jurisdiction" shall mean and refer to the State of Texas, which is the jurisdiction in which this Agreement is accepted by CitiCapital.

1.07 "Business Day" shall mean calendar days other than Saturdays, Sundays and legal holidays in the State of Texas.

1.08 "Capital Expenditures" means, with respect to any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its parent and subsidiaries prepared in conformity with GAAP, excluding interest capitalized during construction.

1.09 "Capitalized Lease" means, with respect to any Person, any lease of property by such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.
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1.10 "Capitalized Lease Obligations" means, with respect to any Person, the capitalized amount of all obligations of such Person or its parent or subsidiaries under Capitalized Leases, as determined on a consolidated basis in conformity with GAAP.

1.11 "Cash Flow" means (for purposes of Section 2.04 of this Agreement), net income plus depreciation and any positive change in deferred income taxes measured against current debt (including the current portion of long-term debt and capitalized leases) as reported in Borrower's financial statements as of end of the prior Fiscal Year.

1.12 "Change of Control" means the following: Jerry Moyes shall cease to own and control, directly or indirectly, either personally or through a trust under his control, all of the voting rights associated with a majority of the outstanding voting stock of the Borrower.

1.13 "Consolidated Net Income" means, for any Person for any period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

1.14 "Collateral" shall mean and refer to all of Borrower's now owned or hereafter acquired, now existing or hereafter arising: (a) Accounts; (b) General Intangibles; (c) Deposit Accounts; (d) all guaranties, liens and security granted to or held by Borrower with respect to any of the above and all cash and non-cash proceeds of any of the foregoing, including, without limitation, proceeds of insurance including returned and unearned premiums; (e) all Records;
(f) inventory (as that term is defined in the Uniform Commercial Code) wherever located that is to be used or consumed in Borrower's business; (g) office furniture, fixtures and supplies; and (h) shop tools and supplies count and all cash and non-cash proceeds of any of the foregoing.

1.15 "Deposit Accounts" shall mean and refer to any demand, time, savings, passbook or like account maintained by Borrower with a bank, savings and loan association, credit union or like organization other than an account evidenced by a certificate of deposit.

1.16 "Eligible Accounts" shall mean and refer to those Accounts which in the sole discretion of CitiCapital are eligible for loans made by CitiCapital under this Agreement. Without limiting CitiCapital's discretion, the following Accounts are not Eligible Accounts and shall be ineligible for loans made by CitiCapital under this Agreement: (a) Accounts which are more than ninety (90) days old; (b) Accounts owing by a single account debtor if twenty percent (20%) or more of such Accounts are ninety (90) days old; (c) Accounts owing by a single account debtor in excess of an amount equal to thirty percent (30%) of all Accounts owing by all account debtors (d) Accounts with respect to which the account debtor is a subsidiary of, related to, or affiliated with Borrower or has common shareholders, officers or directors with Borrower; (e) Accounts in which Borrower is or may become liable to the account debtor thereof for goods sold or services rendered by such account debtor; (f) Accounts owing by the United States Government; (g) Accounts with respect to which the account debtor, as shown on the invoice relating to such accounts, resided or is located outside the United States or Canada; (h) Accounts in which the account debtor has raised any dispute or defense to payment of any kind; or (i) Accounts owing by any account debtors not deemed by CitiCapital to be credit worthy.

1.17 "Encumbrances" means, with respect to property, any liens, leases, options, preferences, priorities, rights of first refusal, easements, servitudes, rights-of-way, licenses, securities purchase option, call or similar right, restrictions under any shareholder agreement or any other contractual obligation, encumbrance or any other restriction or limitation whatsoever on any right incident to the ownership in fee of such property (including rights to transfer, use or possess such property), whether contingent or non-contingent, matured or unmatured, known or unknown.

1.18 "Fiscal Year" means the period from October 1, 2000 through and including September 30, 2001 and each successive consecutive twelve-month period thereafter. Each Fiscal Year shall be identified when necessary by the calendar year in which the Fiscal Year ends. For example, the Fiscal Year ending on September 30, 2001 will be considered "Fiscal Year 2001".

1.19 "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination. Any reference to the use of GAAP shall mean GAAP consistently applied. All accounting words or terms used in this Agreement shall have the meaning ascribed to them in accordance with GAAP.

1.20 "General Intangibles" shall mean and refer to Borrower's general intangibles, including, without limitation, all tax refunds of every kind and nature to which Borrower is now or hereafter may be come entitled, no matter however arising, all other refunds, goodwill, trade secrets, computer programs, customer lists, trade names, trademarks, licenses and patents.

1.21 "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any individual or entity exercising executive or administrative functions of, or generally pertaining to, governments, nations, states or other political subdivisions thereof.

1.22     "Guarantor" means Simon Transportation Services Inc.

1.23 "Indebtedness" of any Person means without duplication (a) all indebtedness of such Person for borrowed money (including reimbursement and all other obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured) or for the deferred purchase price of property or services, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all Capitalized Lease Obligations of such Person and the present value of future rental payments under all synthetic leases, (e) all guaranty obligations of such Person, (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any stock or stock equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and (g) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.
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1.24 "Leverage Ratio" means, with respect to any Person for any period, the ratio of (a) the Indebtedness of such Person as of the last day of such period to (b) the Tangible Net Worth for such Person for such period.

1.25 "Lien" means any lien (statutory or other), pledge, mortgage, deed of trust, charge, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capitalized Lease, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable Requirement of Law naming the owner of the asset to which such Lien relates as debtor.

1.26 "Material Adverse Change" means a material adverse change in any of (a) the condition (financial or otherwise), business, performance, prospects, operations or properties of the Borrower or the Borrower and Guarantor taken as one enterprise, (b) the legality, validity or enforceability of this Agreement or any agreement executed by the parties in conjunction with this Agreement, (c) the perfection or priority of the Liens granted pursuant to this Agreement, (d) the ability of the Borrower to repay the Obligations or Borrower or Guarantor to perform their obligations under this Agreement or any agreement executed by the parties in conjunction with this Agreement or (e) the rights and remedies of CitiCapital under this Agreement or any agreement executed by the parties in conjunction with this Agreement.

1.27 "Material Adverse Effect" means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

1.28 "Obligations" shall mean and refer to all loans from time to time made by CitiCapital to Borrower and to others at the request of or for the account of or for the benefit of Borrower, all other debts, liabilities and obligations of Borrower to CitiCapital of every kind and description (whether or not evidenced by a note or other instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, joint or several, primary or secondary, due or to become due, now existing or hereafter arising, including, without limiting the generality of the foregoing, any liability of Borrower to CitiCapital as a guarantor of indebtedness or liabilities of others and all interest, fees, charges and expenses payable by Borrower hereunder, or any supplement or amendment hereto or any other agreement between Borrower or CitiCapital or any instrument evidencing any of the foregoing.

1.29 "Person" or "Party" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, labor union, limited liability company, unincorporated association, joint venture or other entity or a Governmental Authority.

1.30 "Prime Rate" shall mean the highest of the Prime Rates published in the Money Rates section of The Wall Street Journal as the base rate on corporate loans. In the event the Prime Rate as published in The Wall Street Journal ceases to exist or The Wall Street Journal ceases publishing a Prime Rate, the holder hereof will substitute a comparable index which is outside the control of the holder. In the event of an error by The Wall Street Journal, the "Prime Rate" will be based upon the Prime Rate as corrected.

1.31 "Purchase Money Liens" means purchase money Liens or purchase money security interests upon or in any property (other than the Collateral) acquired or held by a Person in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property; provided, however, that (i) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of the property subject thereto, (ii) the principal amount of the Indebtedness secured by such Lien does not exceed one hundred percent (100%) of such cost, and (iii) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item.

1.32 "Quarter" means each of the three-month periods ending on March 31, June 30, September 30 and December 31.

1.33 "Records" shall mean and refer to all of Borrower's and Guarantor's books of account of every kind and nature, including, without limitation, all electronically recorded data relating to Borrower or Guarantor or its business and all receptacles and containers for such records and all of Borrower's and Guarantor's files and correspondence.

1.34 "Receivable Loan Balance" shall mean and refer to that portion of the Obligations which, on CitiCapital's book of account, reflects the principal and other charges owing from Borrower to CitiCapital by reason of loans made under this Agreement, or pursuant to any supplement hereto, or under any other agreement which provides that loans thereunder shall constitute a portion or the Receivable Loan Balance.

1.35 "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any stock or stock equivalents of the Borrower or Guarantor now or hereafter outstanding, except a dividend payable solely in stock or stock equivalents or a dividend or distribution payable solely to the Borrower or Guarantor, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any stock or stock equivalents of the Borrower or Guarantor now or hereafter outstanding other than one payable solely to the Borrower or Guarantor and (c) any loan made by Borrower or Guarantor directly or indirectly to or for the benefit of any shareholder of Guarantor .

1.36 "Solvent" means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

1.37 "Tangible Net Worth" shall mean, as of any date, the book net worth of Borrower's and Guarantor's assets excluding patents, copy rights, capitalized research and development costs, goodwill, operating rights and other intangible assets, plus the amount of any debt due to stockholders or affiliates to the extent that such debt is subordinated in payment to the payment of Borrower's and Guarantor's Obligations to CitiCapital in a manner satisfactory to CitiCapital, all determined in accordance with generally accepted accounting principles consistently applied.

1.38 "Unbilled Account" means an Account with respect to which (a) the service giving rise to the Account has been fully, completely and satisfactorily performed by Borrower and an employee or agent of Borrower is in physical possession of a signed bill of lading or delivery receipt from the account debtor or the party to whom delivery was made but (b) the signed bill of lading or delivery receipt has not yet been delivered to Borrower's invoicing department and Borrower's normal invoicing procedures have not been initiated.

1.39 "Uniform Commercial Code" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Texas; provided, however, that in the event that, by reason of any mandatory requirement of law, any or all of the attachment, perfection or priority of any security interest granted under the Security Agreement in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, the term "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purpose of definitions related to such provisions.

1.40 All words and terms used in this Agreement and in any supplement or amendment hereto other than those specifically defined in this Agreement or such supplement or amendment shall be deemed to have the meanings accorded to them in the Uniform Commercial Code as amended from time to time (herein the "Code"), as in force in the State of Texas.


                     ARTICLE lI - Loans, Fees and Interest


         2.01 Subject to the terms and conditions of this Agreement, CitiCapital may from time to time lend to Borrower at CitiCapital's sole discretion up to the lesser of (x) Thirty Million and no/00 Dollars ($30,000,000.00), (y) Borrower's and Guarantor's Tangible Net Worth, and (z) the then Applicable Advance Percentage of Eligible Accounts ("Maximum Advance").

         The Applicable Advance Percentage of Eligible Accounts shall be determined as follows:
(a) if Borrower's and Guarantor's Tangible Net Worth (as reported in financial statements prepared and delivered in accordance with this Agreement) as of the end of the immediately preceding Quarter is equal to or less than $25,000,000, the Applicable Advance Percentage of Eligible Accounts will be 50 % of the face amount of Eligible Accounts;
(b) if Borrower's and Guarantor's Tangible Net Worth (as reported in financial statements prepared and delivered in accordance with this Agreement) as of the end of the immediately preceding Quarter is greater than $25,000,000 but equal to or less than $30,000,000, the Applicable Advance Percentage of Eligible Accounts will be 75 % of the face amount of Eligible Accounts;
(c) if Borrower's and Guarantor's Tangible Net Worth (as reported in financial statements prepared and delivered in accordance with this Agreement) as of the end of the immediately preceding Quarter is greater than $30,000,000 but equal to or less than $35,000,000, the Applicable Advance Percentage of Eligible Accounts will be 80 % of the face amount of Eligible Accounts; and
(d) if Borrower's and Guarantor's Tangible Net Worth (as reported in financial statements prepared and delivered in accordance with this Agreement) as of the end of the immediately preceding Quarter is greater than $35,000,000, the Applicable Advance Percentage of Eligible Accounts will be 85 % of the face amount of Eligible Accounts.

         The initial Maximum Advance hereunder shall in no event exceed Borrower and Guarantor's then Tangible Net Worth. Advances will not be available during any period in which Borrower is not in full compliance with the provisions of this Agreement.
         Notwithstanding anything to the contrary contained above, the maximum advance based on Borrower's Unbilled Accounts will never exceed the lesser of
(x) $3,000,000 and (y) an amount equal to 50% of the face amount of Unbilled Accounts which qualify as Eligible Accounts

         2.02 All loans made by CitiCapital to Borrower pursuant to this Agreement and all other Obligations which do not have a specific time for payment shall be payable on demand at any time and for any reason with or without the occurrence of any Event of Default (as hereinafter defined).

         2.03 If the Receivable Loan Balance shall at any time exceed the then effective percentage (as determined under Section 2.01) of the face amount of Eligible Accounts, Borrower shall, on CitiCapital's demand, either (as specified in such demand) pay to CitiCapital such excess or grant and deliver to CitiCapital such additional security as may be satisfactory to CitiCapital.

         2.04 Until all Obligations of Borrower to CitiCapital are fully paid and performed, Borrower shall pay to CitiCapital monthly, as of the last day of each calendar month, interest at a rate which shall be equal to the lesser of
(i) the then applicable Variable Rate (as determined below) or (ii) the lawful maximum, if any, in effect from time to time in the Applicable Jurisdiction for loans to borrowers of the type, in the amount, for the purposes and otherwise of the kind herein contemplated. Such rate of interest shall be computed on the daily Receivable Loan Balance from the date accrued until the date of payment and calculated on the basis of a 360-day year for the actual number of days elapsed. The rate of interest payable hereunder shall not be less than 7.00% per annum.

         The "Variable Rate " applicable during any period will be determined as follows:
(a) The initial Variable Rate will be the sum of (x) the Prime Rate, plus (y) .25 % per annum (the "Initial Variable Rate").
(b) If Borrower's and Guarantor's financial statements (prepared and delivered in accordance with this Agreement) for Fiscal Year 2001 indicate a net loss (without the benefit of any cumulative effect of any accounting change or the re-classification of non-operational expenses) of greater than $2,500,000, the Variable Rate during Fiscal Year 2002 will remain at the Initial Variable Rate. If Borrower's and Guarantor's financial statements (prepared and delivered in accordance with this Agreement) for Fiscal Year 2001 indicate a net loss (without the benefit of any cumulative effect of any accounting change or the re-classification of non-operational expenses) of $2,500,000 or less, the Variable Rate during Fiscal Year 2002 will be the Prime Rate (the "Reduced Variable Rate").
(c) If Borrower's and Guarantor's financial statements (prepared and delivered in accordance with this Agreement) for any Fiscal Year after Fiscal Year 2001 indicate that all of the conditions set out below have been met as of the end of the Fiscal Year, the Variable Rate applicable to the succeeding Fiscal Year will be the Reduced Variable Rate. The conditions for application of the Reduced Variable Rate are:
                        (1) Borrower and Guarantor shall have made a positive
                  Consolidated Net Income from operations and have a positive Cash Flow; and

                        (2) Less than six percent (6%) of all Accounts (measured
                  by outstanding balances) are 90 or more days past their due date; and
                        (3) The Leverage Ratio does not exceed 2 to 1.
                  If Borrower's and Guarantor's financial statements (prepared and delivered in accordance with this Agreement) for any Fiscal Year after Fiscal Year 2001 indicate that one or more of the above conditions has not been met as of the end of the Fiscal Year, the Variable Rate applicable to the succeeding Fiscal Year will be the Initial Variable Rate.

Notwithstanding any other provision to the contrary set forth herein, if at any time implementation of any provision hereof shall raise the interest rate herein above the lawful maximum rate of interest, if any, in effect from time to time in the Applicable Jurisdiction which may be charged by CitiCapital for loans to borrowers of the type, in the amount, for the purposes and otherwise of the kind herein contemplated, then such interest rate shall be limited to such lawful maximum and any excess interest inadvertently collected shall be deemed to be a partial prepayment of principal and so applied.

         2.05 Any increase or decrease in the Prime Rate shall be effective as of the next Business Day following such adjustment and such adjusted Prime Rate shall be the applicable Prime Rate in determining the rate of interest payable hereunder.

         2.06 All payments to be made by Borrower hereunder shall be paid to CitiCapital at its office designated above or at such other address as CitiCapital may designate in writing and Borrower unconditionally promises to repay all loans and other obligations to CitiCapital in the manner set forth in this Agreement without the necessity on CitiCapital's part of resorting to or having recourse to the Collateral.

         2.07 CitiCapital shall furnish to Borrower monthly an extract or a statement of Borrower's account with CitiCapital, prepared from CitiCapital's records showing all applicable credits and debits, including all loans, other charges and payments since the last statement. Each such statement shall be considered true and correct and to have been accepted by Borrower and shall be conclusively binding upon Borrower with respect to all matters contained therein, unless Borrower notifies CitiCapital in writing of any discrepancy or exception within thirty (30)) days from the mailing by CitiCapital to Borrower of any such monthly statement.

         2.08 In the event CitiCapital shall so request, Borrower agrees to execute and deliver to CitiCapital such promissory notes, an example of which is attached hereto as Exhibit A, as CitiCapital shall request in order to evidence the loans. Notwithstanding the issuance of any such note, the monthly statements of Borrower's account with CitiCapital shall constitute prima facie evidence of the loans and other amounts owing from Borrower to CitiCapital.

         2.09 Borrower shall pay CitiCapital on the date of this Agreement a closing fee of $75,000.00.

         2.10 Borrower shall pay CitiCapital a wire transfer fee of $15.00 for each wire transfer CitiCapital initiates under this Agreement and reimburse CitiCapital for exchange on checks, charges for returned items and all other bank charges.

                    ARTICLE III - Grant of Security interest


         3.01 As security for the payment and performance of all Obligations, Borrower hereby assigns to CitiCapital and grants to CitiCapital a continuing security interest in all Collateral.

         3.02 Until all Obligations have been fully paid and performed, whether or not this Agreement has been terminated as hereinafter provided, CitiCapital shall have and retain its security interest in and assignment of all Collateral, whether or not any of such Collateral is deemed by CitiCapital to be eligible for loan purposes.

         3.03 To the extent Borrower has heretofore granted or may hereafter grant to CitiCapital a security interest in or mortgage of any other real or personal property, then such property shall, for the purposes of this Agreement, be deemed to be "Collateral".


                   ARTICLE IV -  Representations and Warranties


         4.01 To induce CitiCapital to enter into this Agreement and to make loans hereunder, Borrower makes the representations and warranties contained in this Article IV, each of which is acknowledged by Borrower to be a material representation and warranty and each of which shall be deemed to be renewed by Borrower upon each request to CitiCapital to make a loan hereunder.

         4.02 Borrower and each of its subsidiaries, if any, is a corporation duly organized and existing under the laws of the state of its incorporation and is in good standing thereunder and is qualified to do business in every other state or jurisdiction in which the nature of the business conducted or the property owned therein requires it so to qualify.

         4.03 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its Obligations hereunder are within Borrower's corporate powers.

         4.04 The execution and delivery of this Agreement has been duly authorized by Borrower's Board of Directors and, to the extent required by the laws of the state of its incorporation, by its stockholders.

         4.05 There is no provision in the Articles of Organization, Agreement of Association, Articles of Incorporation or the by-laws of Borrower or in any indenture, contract or agreement to which Borrower is a party or by which Borrower or Borrower's property is bound, which prohibits the execution and delivery by Borrower of this Agreement or the payment and performance by Borrower of the Obligations or pursuant to which such execution, delivery or performance would, upon the giving of notice or the passage of time, or both, result in a default thereunder.

         4.06 Borrower has (or as to Collateral arising or acquired hereafter will have) good, clear record and marketable title to the Collateral, free and clear of all liens, pledges, charges, encumbrances and security interests of every kind and nature.

         4.07 All financial statements and information relating to Borrower and Guarantor which have been furnished by Borrower to CitiCapital are true and correct, have been prepared in accordance with generally accepted accounting principles consistently applied, and there has been no Material Adverse Change, Material Adverse Effect or Change of Control since such submission.

         4.08 There are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrower, its agents, servants or employees, threatened against Borrower or any of its properties in any court, before any other tribunal or before any federal, state, municipal or other Governmental Authority. Neither Borrower nor any of its subsidiaries, if any, is in default with respect to any order of any court, other tribunal or Governmental Authority. The execution, delivery and performance of this Agreement will not be a default under any order of any court, any other tribunal or any Governmental Authority.

         4.09 Borrower and Guarantor have duly filed all federal, state and other governmental tax returns which it is required by law to file and has fully paid all taxes now due to be paid and Borrower and Guarantor now have and shall hereafter maintain reserves adequate in amount to fully pay all such tax liabilities which may hereafter accrue.

         4.10 Borrower and Guarantor are now Solvent and able to pay its debts as they mature.

         4.11 All Accounts (i) are and will be bona fide existing obligations of the account debtor thereof created by the rendition of services to the named account debtor in the ordinary course of business, free of liens, encumbrances and security interests and unconditionally owed in the face amount thereof unless otherwise indicated in the schedule relating thereto, to Borrower by the account debtor thereof without right of rejection or return or defense, offset or counterclaim, or claim of discount or deduction, (ii) are and will be valid, legal, enforceable obligations of the account debtor thereof; and (iii) do not and will not arise out of transactions with an employee, officer, agent, director, stockholder, affiliate or subsidiary of Borrower.

         4.12 Borrower's chief executive office is at the address set forth in the preamble to this Agreement, and Borrower has no other place of business, except as follows:

1645 Cedar Grove Road       5821 West Buckeye          15816 Santa Ana Avenue
Conley, Georgia 30027       Phoenix, Arizona 85043.    Fontana, California 92337

If Borrower's books and records concerning the Accounts are not at its chief executive office, such books and records are at N/A . Except as set forth herein, Borrower conducts business and will continue to conduct business under no names or tradestyles other than the name set forth above Borrower's execution of this Agreement:

                        ARTICLE V - Affirmative Covenants

         5.01 Borrower shall:

                  (a) duly and punctually, pay and perform all of the Obligations;

                  (b) at all times keep proper books of account in which full, true and correct entries will be made of its transactions in accordance with GAAP consistently applied;

                  (c) at all reasonable times, make its books and records available, in its offices, for inspection, examination and copying by CitiCapital and CitiCapital's representatives and will, at all reasonable times, permit inspection of its properties by CitiCapital and CitiCapital's representatives;

                  (d) from time to time, furnish CitiCapital with such information and statements as CitiCapital may reasonably request and with copies of all financial statements and reports that Borrower sends or makes available to its stockholders or to any Governmental Authority;

                  (e) furnish CitiCapital immediately following the end of each monthly period a report detailing the miles each of tractor under Borrower's control has been driven, the number of empty miles any such tractor has been driven, the revenue per mile and the revenue per tractor.

                  (f) furnish CitiCapital, within forty-five (45) days after the close of each monthly period of its Fiscal Year, a consolidated and consolidating balance sheet of Borrower and Guarantor and statement of profit and loss reflecting the financial condition of Borrower at the end of such period and the results of its operations during each such period, with a certificate by Borrower's president or treasurer to the effect that such balance sheet and statement of profit and loss fairly present the financial conditions at the end of such period and the results of its operation during such period in accordance with generally accepted accounting principles consistently applied;

                  (g) furnish CitiCapital, within forty five (45) days after the close of each Quarter of its Fiscal Year, a consolidated and consolidating balance sheet of Borrower and Guarantor and statement of profit and loss reflecting the financial condition of Borrower at the end of such Quarter and the results of its operations during each such Quarter. Each such balance sheet and statement of profit and loss is to be reviewed by an independent certified public accountant satisfactory to CitiCapital and such review shall be in form and substance satisfactory to CitiCapital;

                  (h) furnish CitiCapital annually, within one hundred twenty
(120) days after the close of each Fiscal Year, an audited consolidated and consolidating balance sheet of Borrower and its affiliates, if any, and audited statement of profit and loss reflecting the financial condition of Borrower and its affiliates, if any, at the end of such fiscal year and the results of its operations during each such Fiscal Year. Each such balance sheet and statement of profit and loss is to be attested to by an independent certified public accountant satisfactory to CitiCapital and such certification shall be in form and substance satisfactory to CitiCapital;

                  (i) maintain its corporate existence and the corporate existence of any and all subsidiaries in good standing and comply with all laws and regulations of the United States or of any state or states thereof or of any political subdivision thereof, or any governmental authority which may be applicable to its or their business;

                  (j) maintain insurance at all times covering such risks and in such amounts as CitiCapital may require and all such insurance shall be in such form, for such period and written by such companies as shall be acceptable by CitiCapital;

                  (k) annually, at the time of delivery to CitiCapital of the reports referred to in Section 5.01(h) above, deliver to CitiCapital certificates signed by Borrower's president and treasurer certifying that each such officer has reviewed the provisions of this Agreement and stating in his opinion, if such be the fact, that Borrower has not been nor is then in default as to any of the covenants contained in this Agreement or, in the event of any such defaults, setting forth the details thereof;

                  (l) promptly notify CitiCapital in writing of (i) any change of its officers, directors, key employees, location of its chief executive office or any other office or location where any books and records regarding any Accounts are held, name or trade style, and (ii) any sale or purchase out of the regular course of Borrower's business and any other material change in the business or financial affairs of Borrower;

                  (m) pay or reimburse CitiCapital on demand for all expenses (including, without limitation, reasonable attorney fees and legal expenses) incurred or paid by CitiCapital (i) in connection with the preparation, execution, interpretation or amendment of this Agreement and any instrument , agreement, or document executed and delivered pursuant thereto or in connection therewith; (ii) for appraisers, examiners, auditors or similar persons except for salaries of CitiCapital's regularly employed personnel; provided however, Borrower shall pay CitiCapital an auditor's fee of $500.00 per day per auditor for each day CitiCapital auditor(s) or any auditor(s) designated by CitiCapital is on site at Borrower's premises and reimburse CitiCapital for all out-of-pocket expenses incurred by such auditor(s) whom CitiCapital may engage with respect to rendering opinions concerning Borrower's financial condition or the condition and/or value of the Collateral; (iii) in connection with the enforcement by CitiCapital of its rights against Borrower or any other person primarily or secondarily liable to CitiCapital in respect to any Obligation;
(iv) in connection with the administration, supervision, protection of or realization on any Collateral held by CitiCapital as security for any Obligation, whether such security interest was granted by Borrower or any other person primarily or secondarily liable respect to any Obligation, the Collateral or this Agreement; (v) in connection with the filing and recording of all documents required by CitiCapital to perfect the security interests granted to CitiCapital in this Agreement or in any other security interests granted to CitiCapital, including, without limitation, any documentary stamp tax or other taxes incurred by CitiCapital because of any related filing or recording; (vi) in connection with the forwarding to Borrower or any other Person on Borrower's behalf by CitiCapital of proceeds of loans made by CitiCapital to Borrower pursuant to this Agreement and the depositing for collection by CitiCapital of any check or item of payment delivered to CitiCapital on account of the Obligations and for any claims asserted by any bank at which a blocked account or lock box is established for the deposit of proceeds of Collateral in connection with such blocked account or lock box or any returned or uncollected checks received by such bank as proceeds of the Collateral; and (vii) in establishing, maintaining and using any blocked account or lock box for the deposit of checks and other items of payment from Borrower's customers and account debtors under the Accounts, and

                  (n) use the proceeds of all loans made by CitiCapital to Borrower under this Agreement for business purposes.

         5.02 Borrower will and will cause each of its subsidiaries, if any, to pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment, FICA, withholding, sales and other taxes assessed against it or payable by it at such times and in such manner to prevent any penalty from accruing or any lien or charge from attaching to its properties. The provisions of this section, however, shall not preclude Borrower or its subsidiaries from contesting in good faith any such tax by appropriate proceedings, provided an adequate book reserve, determined in accordance with generally accepted accounting practices, is set aside; nor shall Borrower be in default under this section by reason of the existence of a lien for taxes not then due.

         5.03 Borrower will put and maintain, and will cause each of its subsidiaries, if any, to put and maintain, its properties in good repair, working order and condition and from time to time make all needful and proper repairs, renewals and replacements.

         5.04 Borrower and each of its subsidiaries, if any, will comply with all laws and all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, applicable to any Collateral or to the operation of the business or Borrower or its subsidiaries.

                        ARTICLE Vl - Negative Covenants

         6.01 Borrower will not, without the prior written consent of CitiCapital, (a) guaranty or otherwise become liable in any way with respect to the obligations of any Person, except for endorsement of items of payment for the purpose of collection thereof; (b) make any Restricted Payment; (c) make any loans to any individual, firm or corporation, including, without limitation, its officers and employees; provided, that Borrower may make loans to its employees, including its officers, with respect to expenses incurred by such employees, which expenses are reimbursable by Borrower; (d) invest in or purchase any stock or securities of any person; (e) merge or consolidate or be merged or consolidated with or into any other corporation; (f) sell or dispose of any of its assets except for sales of inventory in the ordinary and usual course of its business; provided, that so long as Borrower has not granted CitiCapital a security interest in Borrower's equipment, Borrower may dispose of equipment which is no longer required for the conduct of Borrower's business so long as Borrower receives therefor a sum substantially equal to such equipment's fair value; (g) grant or suffer to exist in the favor of any party other than CitiCapital any mortgage, pledge, title retention agreement, security interest, lien, charge or encumbrance with respect to the Collateral or subject the Collateral to the payment of any indebtedness, or transfer in any manner any of such assets with the intent or purpose, directly or indirectly, of subjecting the Collateral to the payment of indebtedness; (h) engage in any business other than the business in which it is currently engaged or a business reasonably allied thereto; or (i) grant a Lien on any of its assets (whether or not such assets are Collateral) or allow any Lien to be placed on any of its assets (whether or not such assets are Collateral) other than Liens in favor of CitiCapital, those Liens which are in existence on the date of this Agreement and disclosed in the public records or by Borrower to CitiCapital or Purchase Money Liens.

         6.02 Borrower will not, except on thirty (30) days prior written notice to CitiCapital, change either its principal place of business or its chief executive office or establish any additional places of business.


                       ARTICLE Vll - Operating Procedures


         7.01 From time to time at intervals designated by CitiCapital, Borrower shall provide CitiCapital with schedules describing all Accounts created or acquired by Borrower and shall execute and deliver written assignments of such Accounts to CitiCapital; provided however, that Borrower's failure to execute and deliver such schedules and/or Borrower assignments shall not affect or limit CitiCapital's security interest or other rights in and to the Accounts. If requested by CitiCapital, Borrower shall furnish copies of customers' invoices or an equivalent writing that is acceptable to CitiCapital, and Borrower warrants the genuineness thereof. On demand of CitiCapital, Borrower shall furnish to CitiCapital the original shipping or delivery receipts of all services rendered.

         Borrower may elect to transmit any Borrowing Base Certificate or Schedule of Collateral required under this Agreement and/or Requests For Advances under this Agreement from Borrower (from an individual at Borrower designated by Borrower) to CitiCapital (to an individual at CitiCapital designated by CitiCapital) via electronic transmission or e-mail. In the event that Borrower elects to do so and CitiCapital receives the Certificate, Schedule or Request, Borrower hereby authorizes CitiCapital to accept such transmission on the same basis as a hard-copy original of such Certificate, Schedule or Request and further acknowledges that the act of sending such e-mail showing that it is being transmitted from the designated individual's e-mail address will conclusively constitute the signature of that individual and of Borrower on the Certificate, Schedule or Request. All of Borrower's representations and warranties will apply to all Certificates, Schedules or Requests transmitted to CitiCapital under this Section. Upon request from CitiCapital, Borrower will provide hard copies of such Certificates, Schedules or Requests together with any supporting information.

         7.02 CitiCapital or its designee may at any time and at its sole discretion (a) notify Borrower's customers or account debtors that Accounts have been assigned to CitiCapital or of CitiCapital's security interest therein; (b) collect the Accounts directly and charge the collection costs and expenses to the Receivable Loan Balance but, unless and until CitiCapital so notifies or gives Borrower other instructions, Borrower shall collect all Accounts for CitiCapital; provided however, Borrower shall direct its customers and account debtors to send all payments thereon to such lock box or blocked account as CitiCapital may establish and designate in writing to Borrower; (c) verify the validity and amount or any other matter relating to any Account by mail, telephone, telecopy, telegraph or otherwise; (d) in the name of CitiCapital, Borrower or otherwise, enforce payment and collect by legal proceedings or otherwise the Accounts and take control in any manner of any cash or non-cash items of payments or proceeds of Accounts; and (e) require Borrower to give notice of CitiCapital's security interest in the Accounts or any other obligation owing to Borrower to the account debtor or other obligor with notice requiring such account debtor or other obligor to pay the Account or other obligation directly to CitiCapital.

         7.03 All checks and other instruments received by CitiCapital as proceeds of Accounts will be credited (conditional upon final collection) upon receipt to the Receivable Loan Balance; provided, however, that for purposes of calculation of interest, such conditional credit will be made after allowing three (3) Business Days for collection.

         7.04 Borrower appoints any person CitiCapital may from time to time designate as Borrower's attorney with power to (a) endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into CitiCapital's possession; (b) sign Borrower's name on any invoice or bill of lading relating to any Account, on drafts against customers, on schedules and assignments of Accounts, on notices of assignment, financing statements and other public records, on verifications of Accounts and on notices to customers; (c) sign Borrower's name to the proof of claim against any account debtor on behalf of Borrower; (d) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by CitiCapital; (e) receive, open and dispose of all mail addressed to Borrower; and (f) send requests for verification of Accounts to customers or account debtors and to do all things necessary to carry out this Agreement. Borrower ratifies and approves all acts of the attorney. Neither CitiCapital nor the attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any Accounts assigned to CitiCapital or in which CitiCapital has a security interest remain unpaid or until the Obligations have been fully satisfied. CitiCapital may file one or more financing statements disclosing CitiCapital's security interest without Borrower's signature appearing thereon. If permitted by law, Borrower agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement may be filed as a financing statement.

         7.05 Until Borrower's authority to do so is terminated by written notice from CitiCapital, which notice CitiCapital may give at any time when Borrower's selling or collection results are not reasonably satisfactory to CitiCapital, or at any time after the occurrence of any Event of Default specified in Section 8.01 herein, Borrower may grant such allowances or other adjustments to account debtors as Borrower may reasonably deem to accord with sound business practice; provided, however, no extension of time for payment shall be granted without CitiCapital's prior written consent. Borrower shall give CitiCapital immediate written notice of the grant of any such allowance or other adjustment.

         7.06 CitiCapital may at all times settle Accounts or other obligations owing to Borrower or adjust disputes and claims directly with customers or account debtors or other obligors for such amounts and upon terms which CitiCapital considers advisable, and in all cases CitiCapital will credit the Receivable Loan Balance with only the net amounts received by CitiCapital in payment of Accounts.

         7.07 Any and all sums at any time credited by or due from CitiCapital to Borrower shall at all times constitute additional security of all Obligations of Borrower to CitiCapital and may be setoff against any Obligation at any time whether or not other security held by CitiCapital is deemed to be adequate whether or not such Obligations are then due. Any and all instruments, documents, policies and certificates of insurance, securities, goods, accounts receivable, choses in action, chattel paper, cash, property and the proceeds thereof owned by Borrower or in which Borrower has an interest, which now or hereafter are at anytime in possession or control of CitiCapital or in transit by mail or carrier to or from CitiCapital or in the possession of any third party acting in CitiCapital's behalf, without regard to whether CitiCapital received the same in pledge, for safe keeping, as agent for collection or transmission or otherwise or whether CitiCapital has conditionally released the same, shall constitute additional security for such Obligations, and may be applied at any time to such Obligations whether due or not. CitiCapital shall have the unrestricted right from time to time to apply (or to change any application already made of) the proceeds of any of the Collateral to any of the Obligations, as CitiCapital in its sole discretion may determine. Unless otherwise agreed to in writing by CitiCapital, no credits or cash in which Borrower has an interest which are in the possession or control of CitiCapital, or any sums otherwise due from CitiCapital to Borrower, shall bear interest or otherwise accrue profits.

         7.08 In the event that Borrower at any time or times hereafter shall become liable to, or any Lien against Borrower shall arise in favor of, any taxing authority, whether or not the amount of such liability shall have been assessed against Borrower and whether or not notice of such lien shall have been filed or recorded as may be required by law, or if Borrower shall fail to discharge any lien, claim or encumbrance, or fail to obtain or maintain any of the policies of insurance required hereunder, or to pay any premium, in whole or in part relating thereto, then CitiCapital shall have the right, but not the obligation, to pay the amount of such liability (including interest and/or penalties thereon) and also to pay any tax or liability by virtue of which such lien shall have arisen, or obtain and maintain such policies of insurance and pay such premiums and any amount or amounts paid for the discharge of any such liability or lien shall be charged to the Receivable Loan Balance.

         7.9 Borrower will furnish CitiCapital sworn statements of the value of the Collateral in such form and as often as CitiCapital requires.

         7.10 Borrower will deliver to CitiCapital, duly endorsed or assigned, all instruments, chattel paper, guaranties or security agreements immediately upon receipt by Borrower as evidence of, in payment of or as security for any of the Collateral.

         7.11 Borrower shall furnish CitiCapital with an aging of accounts and an aging of Borrower's accounts payable in such form and as often as CitiCapital may require.


                            ARTICLE VIII - Remedies

         8.01 Any one or more of the following events shall constitute an event of default ("Event of Default") under this Agreement: (a) If Borrower fails to make payment of any of the Obligations when required of Borrower, or fails to make any remittance required by this Agreement or commits any breach of this Agreement, or any present or future supplement hereto, or any other agreement between Borrower and CitiCapital or any affiliate of CitiCapital; (b) any default by Borrower or Borrower's subsidiaries exists under any agreement between Borrower or any of Borrower's subsidiaries, affiliates or parents and CitiCapital or any affiliate of CitiCapital, whether such agreements are now existing or are hereafter entered into; (c) any representative covenant or warranty made by Borrower or in connection with this Agreement is breached; (d) any statement or data furnished by or for Borrower relating to the Collateral or to the operation or financial condition or business affairs of Borrower proves to be false in any material respect; (e) Borrower ceases to be Solvent or is unable to meet debts as they mature, suspends operations as presently conducted, or discontinues doing business as an ongoing concern; (f) if any of the Collateral or any of Borrower's other assets is attached, seized, subject to a writ or distress warrant or levied upon or if a petition under any section or chapter of the Bankruptcy Code or any similar law or regulation shall be filed by or against Borrower or Borrower makes an assignment for the benefit of its creditors or if any case or proceeding is filed by Borrower for its dissolution or liquidation; (g) if Borrower is enjoined, restrained, or in any way prevented by court order from (or voluntarily ceases) conducting all or any material part of its business affairs or if a petition under any section or chapter of the Bankruptcy Code or any similar law or regulation is filed against Borrower or if any case or proceeding is filed against Borrower for its dissolution or liquidation; (h) if a notice of lien, levy or assessment is filed of record with respect to all or any of Borrower's assets by the United States or any departments agency, or instrumentality thereof or by any state. county, municipal or other governmental agency, including, without limitation, the Pension Benefit Guaranty Corporation, or if any taxes or debts owing at any time or times hereafter to any one of them becomes a lien or encumbrance upon the Collateral or any other of Borrower's assets unless Borrower, in good faith, shall be contesting the same in an appropriate proceeding and Borrower has given CitiCapital such additional collateral and assurances as CitiCapital deems necessary under the circumstances; (i) if a custodian, trustee, receiver or assignee for the benefit of creditors is appointed to take possession of any of the Collateral or any of Borrower's other assets; (j) if there shall be a Change of Control or a material change in the management of Borrower; (k) if for any reason the guaranty of Guarantor or any other Person primarily or secondarily liable with respect to any of the Obligations shall terminate without the consent of CitiCapital; (l) if there shall be a Material Adverse Effect or a Material Adverse Change; or (m) if Borrower or Guarantor defaults in any of its obligations to any other party with respect to indebtedness or obligations which in the aggregate equal or exceed $1,000,000.

         8.02 Upon the occurrence of any Event of Default and at any time thereafter so long as the default continues, CitiCapital may, at its option, with or without notice to Borrower, (a) declare this Agreement to be in default;
(b) declare all Obligations of Borrower to be immediately due and payable; (c) cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or any other agreement; (d) cancel any insurance and credit any refund to the Obligations; and/or (e) exercise all of the rights and remedies of a secured party under the Code and any other applicable laws, including, without Imitation, the right to require Borrower to assemble the Collateral and deliver it to CitiCapital at a place to be designated by CitiCapital which is reasonably convenient to both parties, and to lawfully enter any premises where the Collateral is located without judicial process and take possession thereof. CitiCapital may sell and deliver any or all Accounts and any or all other Collateral at public or private sale for each, upon credit or otherwise, at such prices and upon such terms as CitiCapital deems advisable. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrower at Borrower's address as set forth herein at least five(5) days before the time of sale or other disposition. The proceeds of sale shall be applied first to all costs and expenses of sale, including attorneys' fees, and second to the payment (in whatever order CitiCapital elects) of all Obligations. CitiCapital shall dispose of any excess as required by law and Borrower shall remain liable to CitiCapital for any deficiency. Failure by CitiCapital to exercise any right, remedy or option under this Agreement or any present or future supplement hereto or under any other agreement between CitiCapital and Borrower, or delay by CitiCapital in exercising the same, will not operate as a waiver thereof.

         8.03 CitiCapital's rights and remedies under this Agreement shall be cumulative and not alternative and shall not limit any other right or remedy which CitiCapital may have.

         8.04 CitiCapital shall not be required to have recourse to any Collateral before enforcing its rights or remedies against Borrower or any other Person primarily or secondarily liable with respect to any of the Obligations.

         8.05 CitiCapital shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the liquidation of any Collateral, including the settlement, collection or payment of any Account, or for any damage resulting therefrom.

         8.06 Borrower waives and releases all rights of redemption from any sale of the Collateral and the benefit of all evaluation, appraisal and exemption laws.

         8.07 BORROWER AND CITICAPITAL EACH WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING UNDER OR RELATING TO THIS AGREEMENT.


                             ARTICLE IX-Termination


         9.01 This Agreement shall have an initial term of three (3) years from the effective date hereof (the "Original Term") and shall be automatically renewed for successive periods of one (1) year ("Renewal Term"), unless sooner terminated as hereinafter provided. Borrower may terminate this Agreement as of the expiration of the Original Term or any Renewal Term by giving CitiCapital ninety (90) days prior written notice of its intention to so terminate. CitiCapital shall have the right to terminate this Agreement at any time by giving Borrower at least ninety (90) days prior written notice of its intention to terminate or at any time without notice because of the occurrence of any Event of Default.

         9.02 Upon the termination date, all Obligations shall immediately be due and payable.

         9.03 No termination hereunder shall in any way affect or impair any right of CitiCapital arising prior thereto or by reason thereof nor shall any such termination relieve Borrower or any other party primarily or secondarily liable as to the Obligations until all of the Obligations are fully paid.

         9.04 Notwithstanding the provisions of Section 9.01, Borrower may terminate this Agreement at any time upon ninety (90) days prior written notice and by payment to CitiCapital on the effective date of such termination of an amount equal to the sum of (a) all Obligations, plus (b) (i) in the event of such termination during the Original Term or any Renewal Term, one percent (1%) of the then Maximum Advance.

                            ARTICLE X - Miscellaneous


         10.01 NOTWITHSTANDING THE FACT THAT THE CREDIT OF AN ACCOUNT DEBTOR MUST BE SATISFACTORY TO CITICAPITAL, BORROWER RECOGNIZES AND AGREES THAT BORROWER WILL MAKE ALL CREDIT DECISIONS WITH RESPECT TO BORROWER'S EXTENSION OF CREDIT TO AN ACCOUNT DEBTOR; BORROWER WILL NOT RELY ON CITICAPITAL IN ANY WAY FOR SUCH CREDIT DETERMINATION; NO REPRESENTATION OR AGREEMENT HAS BEEN MADE BY CITICAPITAL THAT CITICAPITAL WILL PROVIDE CREDIT DECISIONS TO BORROWER AND ALL REFERENCES TO CREDIT DECISIONS BY CITICAPITAL WITH RESPECT TO AN ACCOUNT OR AN ACCOUNT DEBTOR REFER SOLELY TO CITICAPITAL'S OWN DETERMINATION AS TO THE ELIGIBILITY OF SUCH ACCOUNT OR SUCH ACCOUNT DEBTOR FOR THE PURPOSE OF TREATING AN ACCOUNT AS AN ELIGIBLE ACCOUNT.

         10.02 All loans made by CitiCapital to Borrower under this Agreement and under any other agreement between CitiCapital and Borrower shall constitute one loan secured by all of the Collateral and all other security granted to CitiCapital.

         10.03 Borrower irrevocably (a) waives the right to direct the application of any and all payments at any time or times hereafter which may be received by CitiCapital from or for the benefit of Borrower, and (b) agrees that CitiCapital shall have the continuing exclusive right to apply and reapply any and all such payments received at any time or times hereafter in such manner as CitiCapital may deem advisable, notwithstanding any entry by CitiCapital upon any of its books and records.

         10.04 To the extent that Borrower makes a payment(s) to CitiCapital or CitiCapital enforces its security interest and lien or exercises its right of setoff and such payment(s) or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the liability or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred and shall be Obligations secured by the Collateral.

         10.05 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs and representatives or successors and assigns. Borrower may not, however, without the prior written consent of CitiCapital, assign this Agreement to any other person.

         10.06 In the event that any provision hereof shall be deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provision hereof and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect The captions herein contained are for convenience only, do not form a part of this Agreement and shall not be utilized in the construction thereof.

         10.07 Borrower will, from time to time, execute and deliver all instruments, documents or other writings, and take or cause to be taken such other and further action as CitiCapital may request in order to effect and confirm or vest more securely in CitiCapital all rights contemplated in this Agreement.

         10.08 This Agreement may be amended and Borrower may take any action herein prohibited or omit to perform any act herein required to be performed by it, if Borrower shall obtain CitiCapital's prior written consent to each such amendment, action or omission to act. No waiver on the part of CitiCapital on any one occasion shall be deemed a waiver on any subsequent occasion. No waiver by CitiCapital will be effective unless it is in writing and then only to the extent specifically stated.

         10.09 If any of the Collateral shall at any time consist of instruments or documents, CitiCapital shall have no obligation to preserve rights against prior parties.

         10.10 CitiCapital may, at any time(s) pay, acquire, satisfy, or discharge any security interest, lien, encumbrance or claim asserted by any Person against the Collateral. CitiCapital shall have no obligation to determine the validity thereof. All sums paid by CitiCapital under the provisions of this section and any existing or other charges relating thereto shall be repaid by Borrower on demand and shall be a charge to the Receivable Loan Balance.

         10.11 Except as otherwise provided for in this Agreement, Borrower expressly waives presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by CitiCapital on which Borrower may in any way be liable and hereby ratifies and confirms whatever CitiCapital may do in this regard.

         10.12 This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Texas and applicable Federal laws. This Agreement shall take effect as an instrument under seal.

         10.13 Any notice hereunder to Borrower or to CitiCapital shall be in writing and, if mailed, shall be deemed to be given four (4) Business Days after deposit in the mail, postage prepaid, and addressed to Borrower or CitiCapital at its address set forth in the preamble to this Agreement or at such address as the Borrower or CitiCapital may, by written notice, designate its address for purposes of notice hereunder.

         10.14 This Agreement has been signed and delivered to CitiCapital on the day and year first above written. This Agreement shall become effective only upon the written acceptance hereof by CitiCapital under the signature of its duly authorized officer. When so accepted, this Agreement shall supersede all prior verbal or written agreements, commitments or understandings relating to CitiCapital's loans to Borrower measured and secured by this Agreement.

         10.15 Borrower authorizes CitiCapital to disclose such financial, credit and other information regarding Borrower and Borrower's business as CitiCapital may deem appropriate to any of CitiCapital's assignees, participants or other persons making credit inquiries about Borrower.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers duly authorized thereto.


                                 DICK SIMON TRUCKING, INC.

                                 By:    /s/ Alban B. Lang

                                 Title: Treasurer

                                 Date: April 25, 2001




Accepted at Irving, Texas this   25th  day of    April   , 2001
            -------------       ------        -----------


                                 ASSOCIATES TRANSCAPITAL SERVICES, a division of ASSOCIATES COMMERCIAL CORPORATION


                                 By:    /s/ Robert G. Bowling

                                 Title: Vice President

                                 Date:  April 25, 2001